EXHIBIT 10.1
EIGHTH AMENDMENT TO TRUST AGREEMENT NO. 5
This Eighth Amendment to Trust Agreement No. 5 is entered into effective as of August 24, 2018 by and between Cleveland-Cliffs Inc. f/k/a Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), and KeyBank National Association, the successor in interest to Key Trust Company of Ohio, N.A., a national banking association, as Trustee (the “Trustee”). Capitalized terms not defined herein shall have the meanings assigned to such terms in Trust Agreement No. 5.
WITNESSETH
WHEREAS, on October 28, 1987 the Company and the Trustee entered into Trust Agreement No. 5;
WHEREAS, Section 9(c) of Trust Agreement No. 5 provide that Exhibit A thereto may be amended by the Company by providing to the Trustee amendments thereto; and
WHEREAS, Section 12(a) of Trust Agreement No. 5 provides that Trust Agreement No. 5 may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company without the consent of any Trust Beneficiary, provided that the amendment does not adversely affect any Trust Beneficiary, and provided further that no amendment shall have the effect of altering Section 12(b); and
WHEREAS, Section 12(b) of Trust Agreement No. 5 provides that the Trust shall terminate on the date on which Trust Agreement No. 5 no longer contains any assets, or, if earlier, the date on which each Trust Beneficiary is entitled to no further payments thereunder; and
WHEREAS, it has been determined that there exists no Trust Beneficiary who is or will be entitled to any further payment of Benefits; and
NOW, THEREFORE, the Company and the Trustee hereby amend Trust Agreement No. 5 to provide as follows:

1.	Exhibit A is amended in its entirety to read as attached hereto, to clarify that no Trust Beneficiary is or will be entitled to any further payment of Benefits.

2.	In accordance with Section 12(b) of the Trust, the Trust is hereby terminated.

3.
In accordance with Section 12(c) any assets remaining in the Trust, less all payments, expenses, taxes and other charges under Trust Agreement No. 5 as of the date of termination shall be returned to the Company.

IN WITNESS WHEREOF, the Company and the Trustee have caused counterparts of this Eighth Amendment to be executed on this 24th day of August, 2018, each of which shall be an original Amendment.

CLEVELAND-CLIFFS INC.

By:	/s/ James D. Graham
Title:	Executive Vice President, Chief Legal Officer & Secretary

KEYBANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lester Dryja
Title:	Vice President

EXHIBIT A
Effective August 24, 2018

TRUST AGREEMENT NO. 5

PLAN 26042: 2012 Non-Qualified Deferred Compensation Plan
No Trust Beneficiaries or participants or eligible employees

PLAN 29043: 2005 Voluntary Non- Qualified Deferred Compensation Plan
No Trust Beneficiaries or participants or eligible employees

PLAN 29043: 2000 Voluntary Non- Qualified Deferred Compensation Plan
No Trust Beneficiaries or participants or eligible employees